Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement on Form SB-2 of our report dated March 1, 2006 relating to the consolidated financial statements of QualMark Corporation and subsidiaries and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ GHP HORWATH, P.C.
Denver, Colorado
July 28, 2006